EXHIBIT 24
LIMITED POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mitchell Feiger and Jill E. York his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign MB Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 27th day of February, 2015.

Signature	Title

/s/Mitchell Feiger	Director, President and Chief Executive Officer
Mitchell Feiger	(Principal Executive Officer)

/s/Jill E. York	Vice President and Chief Financial Officer
Jill E. York	(Principal Financial Officer and Principal Accounting Officer)

/s/David P. Bolger	Director
David P. Bolger

/s/C. Bryan Daniels	Director
C. Bryan Daniels

/s/James N. Hallene	Director
James N. Hallene

/s/Thomas H. Harvey	Director
Thomas H. Harvey

/s/Richard J. Holmstrom	Director
Richard J. Holmstrom

/s/Charles J. Gries	Director
Charles J. Gries

/s/Karen J. May	Director
Karen J. May

/s/Ronald D. Santo	Director
Ronald D. Santo

/s/Jennifer W. Steans	Director
Jennifer W. Steans

/s/Renee Togher	Director
Renee Togher